AMENDED LLC INTEREST PURCHASE AGREEMENT


     THIS AGREEMENT is made as of the 24th day of February, 2004, by and between MULTITRADE TECHNOLOGIES LLC, a limited liability company organized under the laws of New York ("MTT"), JOE KHAN, an individual, as the sole owner and principal of MTT ("Khan"), JACKSON RIVERS TECHNOLOGIES, INC., a Nevada corporation ("JRT"), and THE JACKSON RIVERS COMPANY, a Florida corporation ("JRC"). Khan and MTT are herein sometimes collectively referred to as the "Sellers."

     WHEREAS, Khan owns 100 percent of the limited liability company interest in MTT; and

     WHEREAS,  JRT  is  a  wholly-owned  subsidiary  of  JRC;  and

     WHEREAS, Khan desires to transfer all of his right, title and interest in MTT to JRT in exchange for 20,000,000 shares of the common stock of JRC, par value $0.001 per share (the "JRC Common Stock") as hereinafter provided; and

     WHEREAS, JRC desires that JRT acquire all of Khan's right, title and interest in MTT from Khan in exchange for 20,000,000 shares of the JRC Common Stock, valued at approximately $1,000,000;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto agree as follows:

     1.   The  LLC  Interest  Purchase.  Upon  the  terms  and  subject  to  the
          ----------------------------
conditions set forth in this Agreement Khan shall exchange, sell, assign, and transfer to JRT at the closing of this Agreement (the "Closing"), free and clear of all liens and encumbrances, and JRT shall accept from Khan at the Closing all of Khan's right, title and interest in and to the interest owned by Khan in MTT. In consideration therefor, JRC shall deliver to Khan once they become available, 20,000,000 shares of JRC Common Stock valued at approximately $1,000,000. In that regard, JRC shall amend its articles of incorporation as soon as practicable to provide for sufficient shares to issue the shares due to Khan hereunder.

     2.   Restrictive  Legend.  All  shares  of  the  JRC  Common  Stock  to  be
          -------------------
delivered to Khan hereunder shall be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), inasmuch such shares to be issued to Khan will be issued for investment purposes without a view to distribution. In addition, Khan will have had access to information concerning JRC and its business prospects, as required by the Securities Act. Furthermore, there will be no general solicitation or advertising for the purchase of the shares of the JRC Common Stock covered by this Agreement. The securities are to be issued to Khan after thorough discussions that comprise less than 35 Non-Accredited Investors as defined in the Securities Act. Finally, JRC's stock transfer agent will be instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

     All shares of the JRC Common Stock to be delivered to Khan hereunder shall bear a restrictive legend in substantially the following form:

     "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

     3.   Tax  Treatment.  The  receipt of the JRC Common Stock by Khan will not
          -------------
be taxable, while the acquisition of the MTT limited liability company interest by JRT will qualify as a "B" type reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

     4.   Representations  and  Warranties  of  the  Sellers.  Where  a
          --------------------------------------------------
representation contained in this Agreement is qualified by the phrase "to the best of the Sellers' knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review, the Sellers believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. The Sellers represent and warrant to JRC and JRT as follows:

          (a)  Power  and  Authority.  The  Sellers  have  full  power  and
               ---------------------
authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the "Other Agreements").

          (b)  Binding  Effect.  Upon  execution  and  delivery  by the Sellers,
               ---------------
this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of the Sellers, enforceable against the Sellers in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  Effect.  Neither  the  execution  and  delivery of this Agreement
               ------
or the Other Agreements nor full performance by the Sellers of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Certificate of Formation, or the Limited Liability Company Agreement of MTT or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of MTT or necessary for the operation of MTT's business (the "Business") following the Closing or any other material contract, commitment, or other obligation to which MTT is a party, or create or result in the creation of any encumbrance on any of the property of MTT. MTT is not in violation of its Certificate of Formation, or the Limited Liability Company Agreement, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

          (d)  No  Contracts,  Arrangements,  Understandings  or  Relationships
               --------------------------------------------------------------
With  Respect  to  Securities of JRC.  There  are  no  contracts,  arrangements,
------------------------------------
understandings or relationships (legal or otherwise) among any of the parties to this Agreement, or any other person with respect to any other securities of JRC, including but not limited to transfer or voting of any of securities of JRC, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies, naming the persons with whom such contracts, arrangements, understandings or relationships have been entered into.

          (e)  No  Consents.  No  consent,  approval  or  authorization  of,  or
               ------------
registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by the Sellers prior to the Closing to authorize the execution, delivery and performance by the Sellers of this Agreement or the Other Agreements.

          (f)  Stock  Ownership.  Khan  has  good,  absolute,  and  marketable
               ----------------
title to 100 percent of the issued and outstanding interest in MTT. Khan has the complete and unrestricted right, power and authority to cause the sale, transfer, and assignment of the interest in MTT pursuant to this Agreement. The delivery of the interest in MTT to JRT as herein contemplated will vest in JRT good, absolute and marketable title to the interest in MTT as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws or this Agreement.

          (g)  Organization  and  Standing of MTT.  MTT  is a duly organized and
               ----------------------------------
validly existing New York limited liability company in good standing, with all requisite corporate power and authority to carry on the Business as presently conducted. MTT has not qualified to do business in any other jurisdiction.

          (h)  No  Subsidiaries.  MTT  has  no  subsidiaries.
               ----------------

          (i)  Capitalization.  There  are  no  outstanding  options, contracts,
               --------------
commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the MTT limited liability interests or other securities or entitling anyone to acquire the MTT limited liability interests or other securities of MTT.

          (j)  Liabilities and Assets. Except as  set  forth  on Attachment A to
               ----------------------                            ------------
this Agreement, MTT does not have any liabilities. The assets of MTT are set forth on Attachment B to this Agreement.
           -------------

          (k)  Present  Status.  Since  January  31,  2004,  MTT  has  not:  (i)
               ---------------
incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statement liabilities and current liabilities incurred since the dates reflected on the Financial Statement, in each case, in the ordinary course of business;
(iii) declared or made any stockholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) waived any rights of a material value; or (v) entered into any transaction other than in the ordinary course of business.

          (l)  Litigation.  Other  than  as  reflected  on Attachment C attached
               ----------                                  ------------
hereto and incorporated herein by reference for all purposes, there are no legal actions, suits, arbitrations, or other legal, administrative or other governmental proceedings pending or threatened against MTT, and the Sellers are not aware of any facts which to their knowledge may result in any such action, suit, arbitration, or other proceeding.

          (m)  No  Employees.  As  of  the  date of this Agreement as well as at
               -------------
the  Closing,  MTT  does  not  have  and  will  not  have  any  employees.

          (n)  Compliance  with  Law  and  Other  Instruments.  The business and
               ----------------------------------------------
operations of MTT have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect MTT.

          (o)  Contracts.  Except  as  disclosed  by  documents presented to JRT
               ---------
and JRC prior to the Closing and expressly accepted by JRT and JRC prior to the Closing, MTT is not a party to, or otherwise bound by any: (i) written or oral contract; (ii) employment or consultant contract not terminable at will without cost or other liability; (iii) labor union contracts; (iv) bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefit plan; (v) any real or personal property lease, as lessor or lessee; (vi) advertising or public relations contract; (vii) purchase, supply or service contract, which cannot be terminated without cost or expense to MTT if such termination occurs with less than 30 days' notice; (viii) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or property of MTT is subject to a lien, encumbrance, charge or other restriction except such as shall be satisfied prior to the Closing; (ix) license agreement, whether as licensee or licensor; (x) contract or agreement involving any expenditure by MTT of more than $500.00 in the aggregate; (xi) contract or agreement which MTT cannot terminate by giving less than 30 days' notice; and
(xii) contract to be performed in whole or in part more than 90 days from the date thereof and which cannot be terminated without cost or liability to MTT.

     Other  than  as  disclosed on Attachment D attached hereto and incorporated
                                   ------------
herein by reference for all purposes, to the best of the Sellers' knowledge and belief, MTT has in all respects performed all obligations required to be performed to date, and is not in material default in any respect under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected. All parties having material contracts with MTT are in material compliance therewith, and are not in material default thereunder.

          (p)  Records.  The  books  of  account  and  minute  books  of MTT are
               -------
complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

          (q)  Absence  of  Certain  Changes  or  Events.  Since  February  15,
               -----------------------------------------
2004, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of MTT, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

          (r)  The  Sellers'  Representations  and Warranties True and Complete.
               -------------------------------------------------------------
All representations and warranties of the Sellers in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

          (s)  No  Knowledge  of JRT's or  JRC's Default.  The Sellers  have  no
               -----------------------------------------
knowledge that any of JRT's or JRC's representations and warranties contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that JRT or JRC are in default under any term or provision of this Agreement or the Other Agreements.

          (t)  No  Untrue  Statements.  No  representation  or  warranty  by the
               ----------------------
Sellers in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          (u)  Reliance.  The  foregoing  representations  and  warranties  are
               --------
made by the Sellers with the knowledge and expectation that JRT and JRC are placing complete reliance thereon.

     5.   Representations  and  Warranties of JRT  and  JRC.  Where  a
          -------------------------------------------------
representation contained in this Agreement is qualified by the phrase "to the best of JRT's or JRC's knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review, the principals of JRT and JRC believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. JRT and JRC hereby represent and warrant to the Sellers as follows:

          (a)  Power  and  Authority.  JRT  and  JRC  have  full  power  and
               ---------------------
authority  to  execute,  deliver  and  perform  this  Agreement  and  the  Other
Agreements.

          (b)  Binding  Effect.  Upon  execution  and  delivery  by JRT and JRC,
               ---------------
this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of JRT and JRC enforceable against JRT and JRC in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  No  Consents.  No  consent,  approval  or  authorization  of,  or
               ------------
registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by JRT and JRC prior to the Closing to authorize the execution, delivery and performance by JRT and JRC of this Agreement or the Other Agreements.

          (d)  No  Contracts,  Arrangements,  Understandings  or  Relationships
               ----------------------------------------------------------------
With  Respect  to  Securities of JRC.  There  are  no  contracts,  arrangements,
------------------------------------
understandings or relationships (legal or otherwise) among any of the parties to this Agreement, or any other person with respect to any other securities of JRC, including but not limited to transfer or voting of any of securities of JRC, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies, naming the persons with whom such contracts, arrangements, understandings or relationships have been entered into.

          (e)  JRT's  and  JRC's  Representations  and  Warranties  True  and
               --------------------------------------------------------------
Complete.  All  representations  and warranties of JRT and JRC in this Agreement
--------
and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

          (f)  No  Knowledge  of  the  Sellers'  Default.  JRT  and  JRC have no
               ----------------------------------------
knowledge that any of the Sellers' representations and warranties contained in this Agreement is untrue, inaccurate or incomplete in any respect or that the Sellers are in default under any term or provision of this Agreement or the Other Agreements.

          (g)  No  Untrue  Statements.  No  representation  or  warranty  by JRT
               ----------------------
and JRC in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          (h)  Reliance.  The  foregoing  representations  and  warranties  are
               --------
made by JRT and JRC with the knowledge and expectation that the Sellers are placing complete reliance thereon.

     6.   Actions of MTT  Pending  the  Closing. The Sellers agree that from the
          -------------------------------------
date  hereof  through  the  Closing:

          (a)  Operations.  The  Sellers  will  use  their best efforts to cause
               ----------
MTT to (i) be operated in keeping with its customary practices and in compliance with all applicable laws, rules and regulations; and (ii) not engage in any transaction or make any commitment or expenditure.

          (b)  No  Change  in  Corporate  Charter. No change will be made in the
               ----------------------------------
Certificate of Formation or the Limited Liability Company Agreement of MTT, except as may be first approved in writing by JRT and JRC.

          (c)  No  Change in Interest.  No  change  will  be  made  in  the
               ----------------------
authorized or issued limited liability interest in MTT, including the issuance of any bonds, notes, or other securities.

          (d)  No  Default.  MTT  shall  timely  pay  and/or  not  suffer  any
               -----------
default with respect to any of its contracts, commitments or obligations. MTT shall also continue to pay as they become due all accounts payable of MTT.

          (e)  No  Contracts.  No  contract  or  commitment will be entered into
               -------------
by  or  on  behalf  of  MTT.

          (f)  No  Liabilities.  MTT  shall  not  incur  any  obligation  or
               ---------------
liability,  except  as  may  be  first  approved  in  writing  by  JRT  and JRC.

          (g)  Access  to  Records.  The  Sellers  shall cause MTT to afford JRT
               -------------------
and JRC access, during normal business hours, to all of its business operations, properties, books, files, and records, and will cooperate in JRT's and JRC's examination thereof. No such examination, however, shall constitute a waiver or relinquishment by JRT and JRC of their right to rely upon the Sellers' covenants, representations, and warranties made herein or pursuant hereto. Until the Closing hereunder or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, JRT and JRC will hold in confidence all information so obtained by JRT and JRC as a result of such examination.

          (h)  Compliance.  The  Sellers  shall  cause  MTT and its officers and
               ----------
employees  to  comply  with  all  applicable  provisions  of  this  Agreement.

     7.   Conditions  Precedent  to  Obligations of JRT and JRC. All obligations
          -----------------------------------------------------
of JRT and JRC under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a)  Representations  and  Warranties  True  at the Closing.  The
               ------------------------------------------------------
representations and warranties of the Sellers herein shall be deemed to have been made again as of the Closing, and then be true and correct, subject to any changes contemplated by this Agreement. The Sellers shall have performed all of the obligations to be performed by them hereunder on or prior to the Closing.

          (b)  Proof  of  Authority.  JRT's  and  JRC's  counsel  shall  have
               --------------------
received evidence reasonably sufficient to such counsel that the Sellers have all requisite authorizations necessary for consummation by the Sellers of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

          (c)  Deliveries  at the Closing.  The  Sellers shall have delivered to
               --------------------------
JRT and JRC at the Closing all of the documents required to be delivered hereunder.

          (d)  Certification.  The  Sellers  shall  have  delivered  to  JRT and
               -------------
JRC at the Closing a certificate dated as of the Closing executed by the Sellers, certifying that the conditions specified in subparagraphs (a), (b), and
(c)  of  this  Paragraph  7  have  been  fulfilled.

          (e)  Resignations  of  Directors  and  Officers.  The  Sellers  shall
               ------------------------------------------
have delivered to JRT and JRC at the Closing, the written resignations of all of the directors and officers, or members and managers, of MTT, as may be applicable.

          (f)  Status  of  Litigation.  With  respect  to  any matters affecting
               ----------------------
MTT  and  in litigation as described in Attachment C, JRT and JRC shall have the
                                       - -----------
right to make an independent review of such matters. If JRT and JRC are not satisfied with such review, then JRT and JRC shall have the option to terminate this Agreement pursuant to the terms of this Paragraph 7.

          (g)  Corporate  Records,  etc.  The  Sellers  shall  have delivered to
               ------------------------
JRT and JRC the originals of the Certificate of Formation, Limited Liability Company Agreement, minute books, and other corporate governance materials used since the inception of MTT.

          (h)  Other  Matters.  All  corporate  and  other  proceedings  and
               --------------
actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to JRT and JRC and their counsel, whose approval shall not be unreasonably withheld.

          (i)  MTT-Kisnet  Agreement.  All  necessary  actions  have  been taken
               ---------------------
and all necessary approvals have been obtained by Khan and/or MTT prior to the Closing in order to ensure that all of the rights and obligations of MTT and Kisnet Corporation, Inc. under the KISNET-MTT STEPS Distribution Agreement continue without any modification or interruption immediately following the Closing.

          (j)  Non-Competition  Agreement.  JRT  and  Khan  shall  have  entered
               --------------------------
into a non-competition agreement for a period of one year following the Closing in the form described in Attachment E hereto.
                              -------------

     8.   Conditions  Precedent  to  Obligations of the Sellers. All obligations
          -----------------------------------------------------
of the Sellers under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a)  Representations  and  Warranties  True at Closing.  The
               -------------------------------------------------
representations and warranties of JRT and JRC herein shall be deemed to have been made again at the Closing, and then be true and correct, subject to any changes contemplated by this Agreement. JRT and JRC shall have performed all of the obligations to be performed by JRT and JRC hereunder on or prior to the Closing.

          (b)  Proof  of  Authority.  The  Sellers'  counsel shall have received
               -------------------
evidence reasonably sufficient to such counsel that JRT and JRC has all requisite authorizations necessary for consummation by JRT and JRC of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

          (c)  Certification.  JRT  and  JRC  shall  have  delivered  to  the
               -------------
Sellers at the Closing a certificate dated as of the applicable closing, executed by the President and Secretary of JRT and JRC, certifying that the conditions specified in subparagraphs (a) and (b) of this Paragraph 8 have been fulfilled.

          (d)  No  Orders.  There  has  not  been  issued,  and  there is not in
               ----------
effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

          (e)  Other  Matters.  All  corporate  and  other  proceedings  and
               --------------
actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Sellers and their counsel, whose approval shall not be unreasonably withheld.

     9.   The  Nature  and  Survival  of  Representations,  Covenants  and
          ----------------------------------------------------------------
Warranties.  All  statements and facts contained in any memorandum, certificate,
----------
instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations, covenants and warranties of the parties shall survive the Closing and all inspections, examinations, or audits on behalf of the parties, shall expire one year following the Closing.

     10.  Indemnification  by  the  Sellers.  The Sellers agree to indemnify and
          ---------------------------------
hold harmless JRT and JRC and/or MTT against and in respect to all damages (as hereinafter defined) in excess of $500.00. Damages, as used herein shall include any claim, salary, wage, action, tax, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including, without limitation, counsel fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same or in opposition to the imposition thereof, or in enforcing this indemnity, resulting to JRT and JRC and/or MTT from any inaccurate representation made by or on behalf of the Sellers in or pursuant to this Agreement, breach of any of the warranties made by or on behalf of the Sellers in or pursuant to this Agreement, or breach or default in the performance by the Sellers of any of the obligations to be performed by them hereunder. Hereunder, JRT and JRC shall determine whether JRT and JRC, MTT or JRT and JRC and MTT are entitled to be indemnified and such determination shall be binding on the Sellers.

     Notwithstanding the scope of the Sellers' representations and warranties herein, or of any individual representation or warranty, or any disclosure to JRT and JRC herein or pursuant hereto, or the definition of damages contained in the preceding sentence, or JRT's and JRC's knowledge of any fact or facts at or prior to the Closing, damages shall also include: all debts, liabilities, and obligations of any nature whatsoever (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of MTT, as of the date hereof not reflected in the Financial Statement or any other exhibit furnished hereunder, whether known or unknown by the Sellers; all claims, actions, demands, losses, costs, expenses, and liabilities resulting from any litigation from causes of action arising prior to the Closing hereunder involving MTT or any owners thereof other than the Sellers, whether or not disclosed to JRT and JRC; all claims, actions, demands, losses, costs, expenses, liabilities and penalties resulting from (i) MTT's infringement or claimed infringement upon or acting adversely to the rights or claimed rights of any person under or in respect to any copyrights, trademarks, trademark rights, patents, patent rights or patent licenses; or (ii) any claim or pending or threatened action with respect to the matters described in clause (i); all claims, actions, demands, losses, costs, expenses, liabilities or penalties resulting from MTT's failure in any respect to perform any obligation required by it to be performed at or prior to the effective date hereof or at or prior to the Closing, or by reason of any default of MTT, at the effective date hereof or at the Closing, under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected; and all losses, costs, and expenses (including without limitation all fees and disbursements of counsel) relating to damages.

     Khan shall reimburse and/or pay in the form of up to 10,000,000 shares of JRC Common Stock on behalf of JRT and JRC and/or MTT on demand for any payment made or required to be made by JRT and JRC and/or MTT at any time after the Closing based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect to the damages to which the foregoing indemnity relates. JRT and JRC shall give, or JRT and JRC shall cause MTT to give Khan written notice within 30 days after notification of any litigation threatened or instituted against MTT which might constitute the basis of a claim for indemnity by JRT and JRC and/or MTT against Khan.

     Notwithstanding anything contained in this Agreement to the contrary, the right to indemnification described in this paragraph shall expire one year after the Closing hereunder, except in the case of the proven fraud by the Sellers hereunder as determined by a court of competent jurisdiction in connection with any such claim for indemnification, in which event such right to indemnification shall expire one year after the discovery of such fraud.

     11.  Indemnification by JRT  and  JRC.  JRT  and JRC agree to indemnify and
    --      ------------------------------
hold harmless the Sellers against and in respect to all damages (as hereinafter defined) in excess of $500.00. Damages, as used herein shall include any claim, salary, wage, action, tax, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including, without limitation, counsel fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same or in opposition to the imposition thereof, or in enforcing this indemnity, resulting to the Sellers from any inaccurate representation made by or on behalf of JRT and JRC in or pursuant to this Agreement, breach of any of the warranties made by or on behalf of JRT and JRC in or pursuant to this Agreement, or breach or default in the performance by JRT and JRC of any of the obligations to be performed by them hereunder.

     JRT and JRC shall reimburse and/or pay on behalf of Khan on demand for any payment made or required to be made by Khan at any time after the Closing based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect to the damages to which the foregoing indemnity relates.

     Notwithstanding anything contained in this Agreement to the contrary, the right to indemnification described in this paragraph shall expire one year after the Closing hereunder, except in the case of the proven fraud by JRT and JRC hereunder as determined by a court of competent jurisdiction in connection with any such claim for indemnification, in which event such right to indemnification shall expire one year after the discovery of such fraud.

     12.  Records of MTT.  For  a  period  of  five years following the Closing,
          --------------
the books of account and records of MTT pertaining to all periods prior to the Closing shall be available for inspection by Khan for use in connection with tax audits.

     13.  Default by JRT  and  JRC.  If the Sellers do not default hereunder and
          ------------------------
JRT and JRC default hereunder and fail to pay to the Sellers any portion of the purchase price for the MTT interest as described herein, the Sellers may assert any remedy, including specific performance, which the Sellers may have by reason of any such default. From and after the Closing, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Closing hereunder, the non-defaulting party may assert any remedy, either at law or in equity to which such non-defaulting party may be entitled.

     14.  Default  by  the  Sellers.  If  JRT  and  JRC do not default hereunder
          -------------------------
and the Sellers default hereunder, JRT and JRC may elect to terminate this Agreement as well as any other agreement executed by JRT and JRC in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or JRT and JRC may assert any remedy, including specific performance, which JRT and JRC may have by reason of any such default of the Sellers. From and after the Closing, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Closing hereunder, the non-defaulting party may assert any remedy, either at law or in equity, to which such non-defaulting party may be entitled.

     15.  Termination.  In  the  event  of  the  termination  of  this Agreement
          -----------
prior to the Closing, no party shall have any obligation to any other in connection herewith or in connection with any other documents which may have been executed by any party with respect to the transactions contemplated by this Agreement whether or not such documents are described herein.

     16.  Cooperation.  JRT  and  JRC  and  the Sellers will each cooperate with
          -----------
the other, at the other's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the Sellers' or JRT's and JRC's conduct of the Business or the transactions contemplated hereby.

     17.  Further  Conveyances  and  Assurances.  After  the  Closing,  Khan and
          -------------------------------------
JRT and JRC, each, will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to sell, transfer and assign to and fully vest in JRT and JRC ownership of MTT interest and to consummate the transactions contemplated hereby.

     18.  Deliveries  at  the  Closing  by  the  Sellers.  At  the  Closing:
          ----------------------------------------------

          (a) Khan shall deliver to JRT certificates representing all of the interests in MTT, duly endorsed in favor of JRT.

          (b) The Sellers shall deliver the proof of authority described in Paragraph 7(b) hereof.

          (c) The Sellers shall deliver the certification described in Paragraph 7(d) hereof.

          (d) The Sellers shall deliver the resignations of all of the directors and officers of MTT.

          (e) Khan shall deliver the Non-Competition Agreement described in Paragraph 7(l) hereof.

          (f)     Khan  shall  deliver  the  corporate  records  of  MTT.

          (g) The Sellers shall deliver any other document which may be necessary to carry out the intent of this Agreement.

     All documents reflecting any actions taken, received or delivered by the Sellers pursuant to this Paragraph 18 shall be reasonably satisfactory in form and substance to JRT and JRC and their counsel.

     19.  Deliveries  at  the  Closing by JRT  and  JRC.  At the Closing JRT and
          ---------------------------------------------
JRC  shall  deliver  to  Khan:

          (a) The obligation by JRC to issue certificates representing 20,000,000 shares of the JRC Common Stock, as soon as such shares become available after the amendment to the articles of incorporation of JRC, duly endorsed in favor of Khan free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those imposed by the Securities Act and other applicable securities laws.

          (b)     The  proof  of  authority  described in Paragraph 8(b) hereof.

          (c)     The  certification  described  in  Paragraph  8(c)  hereof.

          (d) JRT shall deliver the Non-Competition Agreement described in Paragraph 7(l) hereof.

          (e) JRT and JRC shall deliver any other document which may be necessary to carry out the intent of this Agreement.

     All documents reflecting any actions taken, received or delivered by JRT and JRC pursuant to this Paragraph 20 shall be reasonably satisfactory in form and substance to the Sellers and their counsel.

     20.  No  Assignment.  This  Agreement  shall not be assignable by any party
          -------------
without the prior written consent of the other parties, which consent shall be subject to such parties' sole, absolute and unfettered discretion.

     21.  Additional  Agreement.  Following  the  Closing, Dennis Lauzon will be
          --------------------
elected the Chairman of the Board of JRT, responsible for sales and marketing, and Khan will be elected as a member of the board and President and Chief
Executive Officer of JRT, responsible for product delivery and strategic alliances.

     22.  Brokerage.  The  Sellers  and  JRT and JRC agree to indemnify and hold
          ---------
harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

     23.  Attorney's  Fees.  In  the  event  that it should become necessary for
          ----------------
any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants contained in this Agreement, the parties hereby covenant and agree that the party or parties who are found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party or parties that bring suit.

     24.  Benefit.  All  the  terms  and  provisions  of this Agreement shall be
          -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     25.  Construction.  Words  of  any  gender  used in this Agreement shall be
          ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     26.  Waiver.  No  course  of  dealing  on  the  part of any party hereto or
          ------
its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     27.  Cumulative  Rights.  The  rights  and remedies of any party under this
          ------------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     28.  Invalidity.  In  the  event  any  one  or  more  of  the  provisions
          ----------
contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     29.  Time  of  the  Essence.  Time  is  of  the  essence of this Agreement.
          ----------------------

     30.  Multiple  Counterparts.  This  Agreement  may  be  executed  in one or
          ----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     31.  Controlling  Agreement.  In  the  event  of  any  conflict between the
          ----------------------
terms of this Agreement or exhibits referred to herein, the terms of this Agreement shall control.

     32.  Law  Governing.  This  Agreement  shall  be  construed and governed by
          --------------
the laws of the State of New York, and all obligations hereunder shall be deemed performable in Pleasantville, New York.

     33.  Republication  and  Ratification.  The  Sellers  and  JRT  hereto  do
          --------------------------------
hereby  republish  and  ratify  this  Agreement  as  amended  hereby.

     34.  Entire  Agreement.  This  instrument  and  the  attachments  hereto
          -----------------
contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date first written above.




                              --------------------------------------------------
                              JOE  KHAN

                              MULTITRADE  TECHNOLOGIES  LLC



                              By
                                ------------------------------------------------
                                Joe  Khan,  Managing  Partner

                              JACKSON  RIVERS  TECHNOLOGIES



                              By
                                ------------------------------------------------
                                Dennis  Lauzon,  President

                              THE  JACKSON  RIVERS  COMPANY



                              By
                                ------------------------------------------------
                                Dennis  Lauzon,  President



Attachments:
-----------
Attachment  A     Liabilities  of  MTT
Attachment  B     Acquired  Assets
Attachment  C     Litigation
Attachment  D     Contracts  of  MTT  which  are  in  Default
Attachment  E     Non-Competition  Agreement  between  JRT  and  Joe  Khan

                                  ATTACHMENT A
                               LIABILITIES OF MTT








                                      NONE.

                                  ATTACHMENT B
                                  ASSETS OF MTT












KISNET - MTT / EXCLUSIVE DISTRIBUTION AGREEMENT FOR "STRAIGHT THROUGH ENTERPRISE
                              PROCESSING SOLUTION"
                                    (OR STEPS)

                                  ATTACHMENT C
                                   LITIGATION








                                      NONE.

                                  ATTACHMENT D
                      CONTRACTS OF MTT WHICH ARE IN DEFAULT








                                      NONE.

                                  ATTACHMENT E
                            NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made this 24th day of February, 2004, by and between JOE KHAN ("Khan"), and JACKSON RIVERS TECHNOLOGIES, a Florida corporation, having its principal place of business in Buffalo, New York (the "Company").

     WHEREAS, this Agreement is being entered into pursuant to the provisions of that certain LLC Interest Purchase Agreement dated February 24, 2004 by and between Khan, Multitrade Technologies LLC ("MTT") and the Company (the "LLC Interest Purchase Agreement"); and

     WHEREAS, the execution and delivery of this Agreement by Khan and the Company is a condition precedent to the consummation of the transactions contemplated in the LLC Interest Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto do hereby agree as follows:

     1.   Payment to Khan.  Contemporaneously  with  the  execution and delivery
          ---------------
of this Agreement, and in full and final payment of all obligations of the Company to Khan hereunder, there has been paid to Khan the sum of $_________________, the receipt and sufficiency of which are hereby acknowledged by Khan.

     2.   Covenant  Not  to  Compete. It is recognized by Khan that the Acquired
          --------------------------
Business of MTT pursuant to the LLC Interest Purchase Agreement, and the Company and its affiliated corporations that provide similar products and services are and will continue to be international in scope and that geographical limitations on the below described covenant not to compete and the non-solicitation covenant are therefore not appropriate. Consequently, for a period of one year from the date hereof, on a world-wide basis, Khan shall not:

          (a) Canvas, solicit, or accept any business for any other person, partnership, firm, corporation or other legal entity from any present or past customer of MTT or the Company, in connection with any business the same as the Acquired Business of MTT and the Business of the Company on the date of this Agreement.

          (b) Give any other person, partnership, firm, corporation or other legal entity the right to canvas, solicit or accept any business for any other business, from any present or past customer of MTT or the Company, in connection with any business the same as the Acquired Business of MTT and the Business of the Company on the date of this Agreement.

          (c) Directly or indirectly request or advise any past, present or future customer of the Company to withdraw, curtail or cancel its business for any other business, from any present or past customer of MTT or the Company, in connection with any business the same as the Acquired Business of MTT and the Business of the Company on the date of this Agreement.

          (d) Directly or indirectly disclose to any other person, partnership, firm, corporation or other legal entity the names of past, present or future customers of MTT or the Company, in connection with any business the same as the Acquired Business of MTT and the Business of the Company on the date of this Agreement.

          (e) Directly or indirectly induce, or attempt to influence any employee of the Company to terminate his employment.

          (f) Without the written consent of the Company, directly or indirectly employ or attempt to employ any person, who, on the date of this Agreement or at any time during the two years before the date of this Agreement, is or was an employee the Company, whether full or part-time.

          (g) Directly or indirectly own, manage, operate, join or participate in, or be connected as an officer, director, stockholder, employee, partner or otherwise with any business under any name similar to

Multitrade Technologies LLC in connection with the Acquired Business, or the name of the Company or any of its affiliated corporations, except as may otherwise be specifically authorized by the Company in writing.

          (h) Directly or indirectly compete with, or become interested in any competitor of the Company in any business the same as the Acquired Business of MTT and the Business of the Company on the date of this Agreement.

     As used herein, the "Acquired Business" as it relates to MTT shall include, but not be limited to the _________________

     As used herein, the "Business of the Company" shall include, but not be limited to the business of the Company and The Jackson Rivers Company, Inc., the parent company of the Company, and its affiliated corporations, as well as the
_________________________

     This covenant on the part of Khan shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action by Khan against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant.

     3.   Remedies  for  Breach.  If  Khan  commits  a  breach,  or threatens to
          ---------------------
commit a breach, of any of the provisions of this Agreement, the Company shall have the following rights and remedies, in addition to any others, each of which shall be independent of the other and severally enforceable:

          (a) The right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

          (b) The right and remedy to require Khan to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits (the "Benefits") derived or received by Khan as a result of any transactions constituting a breach of any of the provisions of this Agreement, Khan agreeing to account for and pay over the Benefits as provided above.

     4.   Confidentiality.  All  information  relating  to  the  business  and
          ---------------
affairs of the Company shall be treated as Confidential Information, as hereinafter defined, by Khan both during and after the term hereof. Except with the prior approval of the Company, Huff shall not disclose any of the Confidential Information at any time to any person except authorized personnel of the Company and its affiliated corporations. All data, records and written material prepared or compiled by Huff or furnished to Huff during the term hereof shall be the sole and exclusive property of the Company, and none of such data, records or written materials, or copies thereof, shall be retained by Huff after the term of this Agreement.

     As used herein, the term "Confidential Information" includes, without limitation, information and knowledge pertaining to products, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliated corporations and dealers, distributors, customers, clients, suppliers and others who have had or will have had business dealings with the Company and its affiliated corporations. The term
"Confidential Information" does not include information which (a) becomes generally available to the public through no wrongful act on the part of Huff,
(b) can be shown to have been previously available to Huff on a non confidential basis prior to its disclosure to Huff by the Company, or its representatives,
(c) becomes available to Huff on a non confidential basis from a source other than the Company or its representatives, or (d) is required to be disclosed by order of a court of competent jurisdiction.

     5.   Controlling  Agreement.  In  the  event  of  any  conflict between the
          ----------------------
terms of this Agreement, or the LLC Interest Purchase Agreement, the terms of the LLC Interest Purchase Agreement shall control.

     6.   Construction.  Words  of  any  gender  used in this Agreement shall be
          ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     7.   Waiver.  No  course  of dealing on the part of any party hereto or its
          ------
agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     8.   Cumulative  Rights.  The  rights  and remedies of any party under this
          ------------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     9.   Invalidity.  In  the  event  any  one  or  more  of  the  provisions
          ----------
contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     10.  Headings.  The  headings  used  in  this Agreement are for convenience
          --------
and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

     11.  Excusable  Delay.  None  of  the  parties hereto shall be obligated to
          ----------------
perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of terrorists, acts of a public enemy, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     12.  No  Third-Party  Beneficiary.  Any  agreement to pay an amount and any
          ----------------------------
assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and permitted assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

     13.  Law  Governing.  This  Agreement  shall  be  construed and governed by
          --------------
the laws of the State of Texas, and all obligations hereunder shall be deemed performable in ________ County, New York.

     14.  Mediation  and  Arbitration.  All  disputes arising or related to this
          ---------------------------
Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Pleasantville, New York. If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Texas law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Pleasantville, New York, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law. Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator's determination of the merits of the controversy. The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights. An arbitration award may be entered in any court having jurisdiction.

     15.  Attorneys'  Fees.  In  the  event  that it should become necessary for
          ----------------
any party entitled hereunder to bring suit (including, but not limited to, any mediation or arbitration) against the other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys' fees and costs of court incurred by the other party. Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder's fees.

     16.  Assignment.  This  Agreement  shall  be  binding upon and inure to the
          ----------
benefit of the successors of each of the parties hereto, but shall not be assignable by either party without the prior written consent of the other party, which consent shall be subject to such party's sole, absolute and unfettered discretion.

     17.  Notices.  All  notices,  requests,  demands,  and other communications
          -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, if to Khan, addressed to Mr. Joe Khan at 42 Orchard Hill Road, Katonah, NY, 10536, telecopier 914-232-1117, and e-mail joe.khan@kisnet.com; and if to the Company, addressed to Mr. Dennis Lauzon at Jackson Rivers Technologies, 17-19 Marble Avenue, Pleasantville, New York 10570, telecopier (914) 232-3475, and e-mail dlauzon@aol.com. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     18.  Multiple  Counterparts.  This  Agreement  may  be  executed  in one or
          ----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.  Entire  Agreement.  This  instrument  contains the entire Agreement of
          -----------------
the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, this Agreement has been executed on the date first written above.



                                          --------------------------------------
                                          JOE KHAN

                                          JACKSON  RIVERS  TECHNOLOGIES



                                          By
                                            ------------------------------------
                                            Dennis  Lauzon,  President